UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

Sterling Real Estate Trust

d/b/a Sterling Multifamily Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2019, Sterling Real Estate Trust (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders approved all of the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 30, 2019:

1.              Election of nine trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The result of the votes to elect the nine trustees was as follows:

Nominee	For	Withheld	Broker Non-Vote
Bruce W. Furness	5,382,564	1,143	0
James R. Hansen	5,380,277	3,430	0
Timothy Haugen	5,380,277	3,430	0
Timothy Hunt	5,380,277	3,430	0
Michelle Korsmo	5,380,277	3,430	0
Kenneth P. Regan	5,366,267	17,440	0
Richard Savageau	5,380,277	3,430	0
James S. Wieland	5,367,838	15,869	0
Lance R. Wolf	5,380,277	3,430	0

2.              Ratification of the appointment of Baker Tilly Virchow Krause, LLP to serve as independent registered public accounting firm for the year ending December 31, 2020. The proposal received: 5,336,254 votes For; 0 Against; and 47,453 Abstained.

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosures.

On June 20, 2019, the Trust announced that it has commenced development of an additional 114 units at its Glen Pond multifamily property in Eagan Minnesota.  Current expectations are that the project will be completed in the third or fourth quarter of calendar year 2020 and the current project budget approximates $15,598,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: June 25, 2019

	By:	/s/ Ryan M. Downs
	Name:	Ryan M. Downs
	Title:	President